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                                                                  EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                               V-L HOLDINGS CORP.

                                   ARTICLE I.

                                    OFFICES

     SECTION 1. Registered Office. The registered office of V-L Holdings Corp. (the "Corporation") shall be at Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

                                  ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Amended and Restated Bylaws (these "Bylaws").

     Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     To be properly brought before the annual meeting, business must be either
(i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice
(i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted

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at the annual meeting except in accordance with the procedures set forth in this
Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 3. Special Meetings. Unless otherwise prescribed by law or by the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes, may only be called by a majority of the entire Board of Directors or by the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer.

     Written notice of a special meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     SECTION 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     SECTION 5. Voting. Unless otherwise required by law, the Certificate of Incorporation, the rules or regulations of any stock exchange applicable to the Corporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Such votes may be cast in person or by proxy but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     SECTION 6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     SECTION 7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

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                                  ARTICLE III.

                                   DIRECTORS

     SECTION 1. Number of Directors; Qualifications. The total number of persons serving on the Board of Directors of the Corporation shall be 10, five of whom shall be ValueVision Directors and five of whom shall be National Media Directors (as such terms are defined below), all of which ValueVision Directors and National Media Directors shall be spread as evenly as possible among the Corporation's three classes of Directors; provided however, that if the Board of Directors shall have elected a successor Chief Executive Officer to succeed the interim Chief Executive Officer pursuant to Article III, Section 8 of these bylaws, prior to the [Effective Time] and such officer takes office prior to such date, then the Board of Directors of Parent shall be expanded to 11 members and such officer shall be appointed to the Board of Directors to fill the vacancy created by such expansion of the Board. Until [three years after the Effective Time,] the Board of Directors of the Corporation as constituted following each election of Directors shall consist of an equal number of ValueVision Directors and National Media Directors. If, at any time during the period referenced in the immediately preceding sentence, the number of ValueVision Directors and National Media Directors serving, or that would be serving following the next stockholders' meeting at which Directors are to be elected, as Directors of the Corporation, would not be equal, then, subject to the fiduciary duties of the Directors of the Corporation, the Board of Directors shall immediately appoint to the Board of Directors and nominate for election at the next stockholders' meeting at which Directors are to be elected, such person or persons as may be requested by the remaining ValueVision Directors (if the number of ValueVision Directors is, or would otherwise become, less than the number of National Media Directors) or by the remaining National Media Directors (if the number of National Media Directors is, or would otherwise become, less than the number of ValueVision Directors) to ensure that there shall be an equal number of ValueVision Directors and National Media Directors. The provisions of the preceding sentence shall not apply in respect of any vacancies or stockholders' meeting which take place after [three years after the Effective Time.] The term "ValueVision Director" means (i) any person serving as a director of ValueVision who was selected by the Board of Directors of ValueVision on or prior to the [Effective Time] to serve as a Director of the Corporation and (ii) any person who becomes a Director of the Corporation pursuant to the second preceding sentence and who is designated by the ValueVision Directors; and the term "National Media Director" means (i) any person serving as a director of National Media who was selected by the Board of Directors of National Media on or prior to the [Effective Time] to serve as a Director of the Corporation, (ii) any person who becomes a Director of the Corporation pursuant to the second preceding sentence and who is designated by the National Media Directors and (iii) any person designated by any holder of National Media's or Parent's Series B Convertible Preferred Stock outstanding prior to or as of the [Effective Time].

     SECTION 2. Nomination of Directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 2. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than that the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person,
(c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended;

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and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 3. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or Chief Executive Officer or the President or Chief Operating Officer or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     SECTION 4. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 5. Actions of Board of Directors. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 6. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Article III, Section 6 shall constitute presence in person at such meeting.

     SECTION 7. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any disqualified member at any meeting of any such committee. In the disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

     SECTION 8. Executive Committee. Until [three years after the Effective Time], the Executive Committee of the Corporation shall have responsibility for
(i) recommending to the full Board of Directors a
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successor Chief Executive Officer (and any successor thereto) to the Chief
Executive Officer identified in Article IV, Section 5 of these Bylaws and (ii) shall have, to the fullest extent permitted by Delaware law, all of the powers, duties and responsibilities (including, without limitation, those relating to any and all issues relating to the Federal Communications Commission and any assets subject to its regulation) of the entire Board of Directors of the Corporation (except with respect to those actions that require a Supermajority Vote as set forth and defined in Article VI of these Bylaws). Until [three years after the Effective Time], the Executive Committee shall always be comprised of three ValueVision Directors (who initially shall be Marshall S. Geller, Nicholas
M. Jaksich and Robert L. Johander) and two National Media directors (who initially shall be Frederick S. Hammer and Robert N. Verratti).

     SECTION 9. Compensation Committee. Until [three years after the Effective Time], the Compensation Committee of the Corporation shall have responsibility for (i) reviewing the compensation and employee benefit policies of the Corporation, (ii) recommending to the Executive Committee base salary amounts and incentive awards for all elected officers of the Corporation and setting guidelines for the administration of all salaries, (iii) administering incentive compensation and awarding stock options to employees under any stock option or compensation plan of the Corporation and amending or modifying any provisions of such stock option or compensation plan that may be amended or modified without stockholder approval and (iv) supervising all administrative matters with respect to the foregoing. Until [three years after the Effective Time], the Compensation Committee shall always be comprised of two ValueVision Directors and one National Media director, each of whom shall meet the requirements of independence as established by the exchange or market on which the Corporation's stock is then traded or quoted.

     SECTION 10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE IV.

                                    OFFICERS

     SECTION 1. General. The officers of the Corporation shall be elected by the Board of Directors and shall consist of: a Chairman of the Board; a Chief Executive Officer; a President; a Chief Operating Officer; a Secretary; and a Treasurer. The Board of Directors, in its discretion, may also elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the
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Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

     SECTION 2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

     SECTION 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     SECTION 4. Chairman or Co-Chairmen of the Board. The Chairman or Co-Chairmen of the Board shall be members of the Board of Directors, and shall exercise and perform such duties and have such powers as may be prescribed by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. Initially, Robert L. Johander and Frederick S. Hammer shall serve as Co-Chairmen of the Board and all references to the Chairman of the Board in these Bylaws or the Certificate of Incorporation shall be deemed to be references to the Co-Chairmen of the Board, each of whose consent shall be required to take or authorize any action for which the consent of the Chairman of the Board is required under these Bylaws or the Certificate of Incorporation.

     SECTION 5. Chief Executive Officer. The Chief Executive Officer of the Corporation shall supervise, coordinate and manage the Corporation's business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board shall be performed and the Chairman of the Board's authority may be exercised by the Chief Executive Officer and, in the event the Chief Executive Officer is absent or disabled, such duties shall be performed and such authority may be exercised by a director designated for such purpose by the Board of Directors. Initially, Robert L. Johander shall serve as Chief Executive Officer of the Corporation.

     SECTION 6. President. The President shall supervise, coordinate and manage the Corporation's business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the President of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors, the Chairman of the Board and the Chief Executive Officer. In the absence or disability of the Chairman of the Board and Chief Executive Officer, the duties of the Chairman of the Board shall be performed and the Chairman of the Board's authority may be exercised by the President or Chief Operating Officer and, in the event the President or Chief Operating Officer is absent or disabled, such duties shall be performed and such authority may be exercised by a director designated for such purpose by the Board of Directors. Initially, Nicholas M. Jaksich shall serve as President of the Corporation.

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     SECTION 7.  Chief Operating Officer.  The Chief Operating Officer shall supervise, coordinate and manage the Corporation's business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Operating Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors and the Chairman of the Board and Chief Executive Officer. In the absence or disability of the Chairman of the Board and Chief Executive Officer, the duties of the Chairman of the Board shall be performed and the Chairman of the Board's authority may be exercised by the President or Chief Operating Officer and, in the event the President or Chief Operating Officer is absent or disabled, such duties shall be performed and such authority may be exercised by a director designated for such purpose by the Board of Directors. Initially, Nicholas M. Jaksich shall serve as Chief Operating Officer of the Corporation.

     SECTION 8. Vice Presidents. At the request of the President or Chief Operating Officer or in the absence of each of the Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer, or in the event of their inability or refusal to act , the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chairman of the Board, Chief Executive Officer, President and/or Chief Operating Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such offices (other than as Chairman of the Board). Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of each of the Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer or in the event of the inability or refusal of such officers to act, shall perform the duties of such offices (other than as Chairman of the Board), and when so acting, shall have all the powers of and be subject to all the restrictions upon such offices (other than as Chairman of the Board).

     SECTION 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors, the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

     SECTION 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death,

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resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 11. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Chief Operating Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     SECTION 12. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 13. Controller. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or any Vice President of the Corporation may prescribe.

     SECTION 14. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V.

                                     STOCK

     SECTION 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     SECTION 2. Signatures. Any or all of the signatures on the certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to

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give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

                                  ARTICLE VI.

                            SUPERMAJORITY PROVISIONS

     SECTION 1. The Corporation and the Board of Directors shall not take (or agree to take) any action regarding the following matters (except those matters that relate to the Federal Communications Commission and any assets subject to its regulation, any action regarding any such matters may be taken solely by the Executive Committee as set forth in Article III, Section 8) without the affirmative vote of a majority, plus one, of the total number of the then authorized Board of Directors (a "Supermajority Vote"):

          (a) The merger, consolidation or other business combination by the Corporation into or with any other entity, other than any transaction involving only the Corporation and/or one or more directly or indirectly wholly owned subsidiaries of the Corporation; provided, however, that the provisions of this paragraph shall not apply to transactions which have been approved in accordance with subparagraphs (b) or (c) below, or which would not otherwise require approval thereunder;

          (b) The acquisition (other than an acquisition covered by subparagraph
     (d) below) by the Corporation of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions, which assets or properties have an aggregate purchase price or value in excess of $15 million;

          (c) The disposition by the Corporation of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions having an aggregate value in excess of $15 million;

          (d) The issuance of shares of Common Stock (as defined in the Certificate of Incorporation) or any warrants, options or other securities convertible into or exchangeable for such shares of Common Stock (the "Derivative Securities") for cash, assets or other property, if such issuance would constitute in excess of 5% of the then outstanding shares of Common Stock (calculated on a primary basis, but assuming the conversion or exercise of any Derivative Securities so issued);

          (e) The purchase, redemption or other acquisition for value of any shares of Common Stock or any Derivative Securities, in each case, if such purchase, redemption or other acquisition would constitute in excess of 5% of the then outstanding shares of Common Stock (calculated on a primary basis, but assuming the conversion or exercise of any Derivative Securities so purchased, redeemed or acquired);

          (f) The removal of any Chief Executive Officer and the appointment of any successor thereto;

          (g) Any actions resulting in the voluntary dissolution or liquidation of the Corporation, or the initiation of any proceedings relating to the voluntary bankruptcy of the Corporation;

          (h) Any amendment, alteration or repeal of any provision of these Bylaws or the Certificate of Incorporation, other than any amendment to or modification of these Bylaws or the Certificate of Incorporation which is necessary in order to implement any action which has been otherwise approved by a Supermajority Vote;

          (i) The establishment, creation or designation of any additional class or series of capital stock or any security having a direct or indirect equity participation in the Corporation;

          (j) The declaration or payment of any dividend on, or the making of any distribution to holders of, any equity securities of the Corporation; and

          (k) Any amendment or modification to Article III, Section 8 or Section 9.

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